UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 17, 2013

The Dolan Company

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33603	43-2004527
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 South Ninth Street, Suite 2300 Minneapolis, Minnesota	55402
(Address of Principal Executive Offices)	(Zip Code)

(612) 317-9420

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01 Entry into a Material Definitive Agreement

On September 17, 2013, The Dolan Company (the “Company”) entered into a Rights Agreement with Wells Fargo Bank, N.A., as rights agent (the “Rights Agreement”). The Company entered into the Rights Agreement in an effort to deter acquisitions of its common stock, par value $0.001 per share (the “Common Stock”), that would potentially limit its ability to use its built-in losses and any resulting net loss carryforwards to reduce potential future federal income tax obligations.

Under the Rights Agreement, from and after the record date of October 1, 2013, each share of Common Stock will carry with it one preferred share purchase right (a “Right”), until the Distribution Date or earlier expiration of the Rights, as described below. In general terms, the Rights will work to impose a significant penalty upon any person or group that acquires 4.99% or more of the outstanding Common Stock after September 17, 2013 without the approval of the Company’s Board of Directors (the “Board”). Stockholders that own 4.99% or more of the outstanding Common Stock as of September 17, 2013, will not trigger the Rights so long as they do not (i) acquire additional shares of Common Stock representing one-half of one percent (0.5%) or more of the shares of Common Stock then outstanding or (ii) fall under 4.99% ownership of Common Stock and then re-acquire shares that in the aggregate equal 4.99% or more of the Common Stock. The Board may, in its sole discretion, exempt any person or group for purposes of the Rights Agreement if it determines the acquisition of Common Stock by such person or group will not materially increase the risk that the Company will not be able to make use of its federal income tax attributes or is otherwise in the best interests of the Company (such a person or group being an “Exempt Person”). The Rights Agreement is not expected to interfere with any merger or other business combination approved by the Board.

A summary of the terms of the Rights Agreement follows. This description does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed hereto as Exhibit 4 and is incorporated herein by reference.

The Rights. From the record date of October 1, 2013, until the Distribution Date or earlier expiration of the Rights, the Rights will trade with, and be inseparable from, the Common Stock. New Rights will also accompany any new shares of Common Stock that the Company issues after October 1, 2013, until the Distribution Date or earlier expiration of the Rights.

Exercise Price. Each Right will allow its holder to purchase from the Company one one-thousandth of a share of Series C Junior Participating Preferred Stock (“Series C Preferred Stock”) for $7.25, subject to adjustment (the “Exercise Price”), once the Rights become exercisable. This portion of a share of Series C Preferred Stock will give the stockholder approximately the same dividend and liquidation rights as would one share of Common Stock. Prior to exercise, the Right does not give its holder any dividend, voting or liquidation rights.

Exercisability. The Rights will not be exercisable until 10 days after the public announcement that a person or group has become an “Acquiring Person” by obtaining beneficial ownership, after September 17, 2013, of 4.99% or more of the outstanding Common Stock (or if already the beneficial owner of at least 4.99% of the outstanding Common Stock, by acquiring additional shares of Common Stock representing one-half of one percent (0.5%) or more of the Common Stock then outstanding), unless exempted by the Board.

The date when the Rights become exercisable is the “Distribution Date.” Until that date or the earlier expiration of the Rights, the certificates for Common Stock or book-entry credits will also evidence the Rights, and any transfer of shares of Common Stock will constitute the transfer of Rights. After that date, the Rights will separate from the Common Stock and be evidenced by Rights certificates that the Company will mail to eligible holders of Common Stock. Any Rights held by an Acquiring Person are void and may not be exercised.

Consequences of a Person or Group Becoming an Acquiring Person. If a person or group becomes an Acquiring Person, proper provision shall be made so that all holders of Rights except the Acquiring Person may, for payment of the Exercise Price, purchase shares of Common Stock with a market value of twice the Exercise Price, based on the market price of the Common Stock as of the acquisition that resulted in such person or group becoming an Acquiring Person.

Exchange. After a person or group becomes an Acquiring Person, the Board may extinguish the Rights by exchanging one share of Common Stock or an equivalent security for each Right, other than Rights held by the Acquiring Person.

Series C Preferred Stock Provisions. The terms, rights, obligations and preferences of the Series C Preferred Stock are set forth in the Certificate of Designations of Series C Junior Participating Preferred Stock of The Dolan Company (the “Series C Certificate of Designations”), which was filed with the Secretary of State of the State of Delaware on September 17, 2013. The following description does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed hereto as Exhibit 3 and is incorporated herein by reference.

Each one one-thousandth of a share of Series C Preferred Stock, if issued:

•	will not be redeemable;

•	will entitle its holder to dividends equal to the dividends, if any, paid on one share of Common Stock;

•	will entitle its holder upon liquidation to receive $1.00 or an amount equal to the payment made on one share of Common Stock, whichever is greater;

•	will have the same voting power as one share of Common Stock;

•	will entitle its holder to a per share payment equal to the payment made on one share of Common Stock if shares of Common Stock are exchanged via merger, consolidation or a similar transaction.

The value of one one-thousandth interest in a share of Series C Preferred Stock is expected to approximate the value of one share of Common Stock.

Expiration. The Rights will expire on the earliest of (i) September 17, 2016, (ii) the time at which the Rights are redeemed, (iii) the time at which the Rights are exchanged, (iv) the repeal of Section 382 of the Internal Revenue Code of 1986, as amended, or any successor statute, or any other change if the Board determines that the Rights Agreement is no longer necessary for the preservation of tax benefits, (v) the beginning of a taxable year of the Company to which the Board determines that no tax benefits may be carried forward, or (vi) a determination by the Board, prior to the time any person or group becomes an Acquiring Person, that the Rights Agreement and the Rights are no longer in the best interests of the Company and its stockholders.

Redemption. The Board may redeem the Rights for $0.001 per Right at any time before any person or group becomes an Acquiring Person. If the Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.001 per Right. The redemption price will be adjusted if the Company has a stock split or stock dividends of Common Stock.

Anti-Dilution Provisions. The Board may adjust the Exercise Price, the number of shares of Series C Preferred Stock issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, or a reclassification of the Series C Preferred Stock or Common Stock.

Amendments. The terms of the Rights Agreement may be amended by the Board without the consent of the holders of the Rights. After a person or group becomes an Acquiring Person, the Board may not amend the agreement in a way that adversely affects holders of the Rights (other than an Acquiring Person or an affiliate or associate of an Acquiring Person).

Item 3.03 Material Modification to Rights of Security Holders

The information set forth above under Item 1.01 is incorporated in this Item 3.03 by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth above under Item 1.01 regarding the Series C Certificate of Designations and the Series C Preferred Stock is incorporated in this Item 5.03 by reference.

Item 8.01 Other Events

On September 18, 2013, the Company issued a press release announcing the adoption of the Rights Agreement. A copy of the press release is attached hereto as Exhibit 99.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number	Description of Exhibits

3	Certificate of Designations of Series C Junior Participating Preferred Stock of The Dolan Company

4	Rights Agreement, dated as of September 17, 2013, between The Dolan Company and Wells Fargo Bank, N.A.

99	Press Release dated September 18, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DOLAN COMPANY

Date: September 18, 2013	/s/ Vicki J. Duncomb
Name: Vicki J. Duncomb
Its: Vice President and Chief Financial Officer

Exhibit Index

Exhibit
Number	Description of Exhibits

3	Certificate of Designations of Series C Junior Participating Preferred Stock of The Dolan Company

4	Rights Agreement, dated as of September 17, 2013, between The Dolan Company and Wells Fargo Bank, N.A.

99	Press Release dated September 18, 2013